EXHIBIT 20.1

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 12/31/01 Determination Date: 01/10/02 Distribution Date: 01/15/02 6

			Original	Beginning			Current		Ending
		Certificate	Certificate	Certificate			Realized	Total	Certificate
Class	Cusip	Rate	Balance	Balance	Interest	Principal	Loss	Distribution	Balance

AH	60934YAP5	2.16563%	155,250,000.00	22,642,017.22	39,499.80	2,730,972.79	0.00	2,770,472.59	19,911,044.43
Factors per Thousand					0.25442704	17.59080703		17.84523407	128.25149390
MH-1	60934YAV2	2.44563%	16,750,000.00	16,750,000.00	32,999.02	0.00	0.00	32,999.02	16,750,000.00
Factors per Thousand					1.97009083	0.00000000		1.97009083	1000.00000000
MH-2	60934YAW0	2.64563%	15,250,000.00	15,250,000.00	32,500.83	0.00	0.00	32,500.83	15,250,000.00
Factors per Thousand					2.13120194	0.00000000		2.13120194	1,000.00
BH	60934YAX8	3.74563%	12,750,000.00	12,750,000.00	38,470.74	0.00	0.00	38,470.74	12,750,000.00
Factors per Thousand					3.01731306	0.00000000		3.01731306	1,000.00
Pool			200,000,000.00	67,392,017.22	143,470.39	2,730,972.79	0.00	2,874,443.18	64,661,044.43
Totals					2.12889295	40.52368374		42.65257669	323.30522214
X	n/a	0.00000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			200,000,000.00	67,392,017.22	143,470.39	2,730,972.79	0.00	2,874,443.18	64,661,044.43

Wells Fargo Bank Minnesota, N. A
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 12/31/01 Determination Date: 01/10/02 Distribution Date: 01/15/02 6

Certificate Information

	Interest	Carry Forward	Applied Realized	Realized	Unpaid Realized
	Requirement	Amount	Loss Amount	Loss Amount	Loss Amount

AH	39,499.80	0.00	0.00	0.00	0.00
MH-1	32,999.02	0.00	0.00	0.00	0.00
MH-2	32,500.83	0.00	0.00	0.00	0.00
BH	38,470.74	0.00	0.00	0.00	0.00

Wells Fargo Bank Minnesota, N. A
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 12/31/01 Determination Date: 01/10/02 Distribution Date: 01/15/02 6

Schedule of Remittance

Aggregate Amount Received	2,924,723.13
(Contingency Fee)	(14,087.04)
(Escrow)	(22,299.88)
(Late Charges)	(26,710.88)
(Servicer Fee)	(14,087.05)
(Unreimbursed Monthly Advance)	0.00
Monthly Advance	32,393.12

(44,791.73)
Available Remittance Amount	2,879,931.40

Fees

Contingency Fee	14,087.04
Expense Account	1,123.20
FHA Premium Account	4,365.02
Servicer Fee	14,087.05
Trust Administrator Fee	852.27
FHA Custodian Fee	29.39
Reimbursable to the Servicer — FHA Account	125.00

Prior Three Months Weighted Average Mortgage Interest Rates

9/01	10/01	11/01

12.940%	12.943%	12.952%

EXHIBIT L

Outstanding Balance	67,917,474.65
# Accounts	3,757

Delinquent Infor.	# Loans	Amount	Percentage

Delinquent 1-29 Days	671	13,049,355.22	19.21%
Delinquent 30-59 Days	168	3,115,931.81	4.59%
Delinquent 60-89 Days	61	1,136,416.27	1.67%
Delinquent 90 and over	56	1,083,443.65	1.60%
Loans in Foreclosure	31	619,247.41	0.91%
REO Property	5	135,754.18	0.20%

Totals	992	19,140,148.54	28.18%

Wells Fargo Bank Minnesota, N. A
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152

The Money Store Asset Backed Certificates Series 1998-I Statement To Certificateholder	Record Date: 12/31/01 Determination Date: 01/10/02 Distribution Date: 01/15/02 6

Collateral Information

Accelerated Principal Distribution	587,536.16
Adjusted Mortgage Interest Rate	12.362%
Aggregate Beginning Principal Balance of Loans	70,532,731.48
Aggregate Ending Principal Balance of Loans	67,917,474.65
Available Maximum Subordination Amount	10,365,776.00
Class X Remittance Amount Payable Pursuant to section 6.08(d)(z)(xix)	0.00
Compensating Interest	180.41
Curtailments	8,233.92
Excess and Monthly Payments	188,017.36
FHA Payments and Related Payments Received	0.00
FHA Claims Filed During the Due Period	0.00
FHA Claims Paid during the Due Period	0.00
FHA Claims Denied by FHA During the Period	0.00
FHA Claims Pending by FHA during the Period	24,496.36
FHA Cumulative Claims Paid	2,114,693.99
Interest Received	727,910.72
Libor	1.89563%
Monthly Excess Spread Percentage	100.000%
Net Funds Cap	12.436%
Supplemental Account Interest Payment For:
Class AH	0.00
Class MH-1	0.00
Class MH-2	0.00
Class BH	0.00

Payments And Reimbursements to the Servicers Pursuant to:
SECTION 5.04 (b)		0.00
SECTION 5.04 (c)		0.00
SECTION 5.04 (d)(ii)		0.00
SECTION 5.04 (e)		13,156.02
SECTION 5.04 (f)(i)		28,174.09
Principal Prepayments (Number / Amount)	101	1,923,298.27
Realized Losses (Current / Cumulative)	495,707.28	28,333,481.92
Reserve Amount		13,156.02
Specified Subordinated Amount		10,300,000.00
Subordinated Amount		3,140,714.26
WAC		12.956%
WAM		197.12
Class Adjusted Mortgage Loan Remittance Rate		2.683%

Wells Fargo Bank Minnesota, N. A
Securities Administration Services	Customer Service — CTSLink
7485 New Horizon Way	Telephone: 301-815-6600
Frederick, MD 21703	Fax: 301-846-8152